KRONOS WORLDWIDE, INC.               Contact: Gregory M. Swalwell
Three Lincoln Centre                          Vice President,  Finance and Chief
5430 LBJ Freeway, Suite 1700                  Financial Officer
Dallas, Texas   75240-2697                    (972) 233-1700
------------------------------------------------------------------------------
                                 PRESS RELEASE
------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE


               KRONOS WORLDWIDE, INC. ANNOUNCES QUARTERLY DIVIDEND


     DALLAS, TEXAS - February 21, 2006 - Kronos Worldwide, Inc. (NYSE: KRO) announced that its board of directors has declared a regular quarterly dividend of twenty five cents ($0.25) per share on its common stock, payable on March 27, 2006 to stockholders of record at the close of business on March 10, 2006.

     Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

                                    * * * * *